Exhibit 99.1
Kerr-McGee to Present at Energy Summit

Oklahoma City, Jan. 27, 2006 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) chief operating officer, will speak at the Credit Suisse First Boston Energy Summit in Vail, Colo., on Friday, Feb. 3, at 9:50 a.m. CST. Interested parties can listen to the presentation by logging on to www.kerr-mcgee.com. Following the speech, the presentation slides will be archived on the company’s website for approximately 30 days.
Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. In February, Kerr-McGee will celebrate 50 years listed on the NYSE under the ticker symbol “KMG.” For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

06-10